November 7, 2018 Conduent Q3 2018 Earnings Results

Cautionary Statements Forward-Looking Statements This report contains “forward-looking statements”, as defined in the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the business process outsourcing industry and our business and financial results. Forward-looking statements often include words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. Accordingly, undue reliance should not be placed on any forward- looking statement made by us or on our behalf. Important factors and uncertainties that could cause our actual results to differ materially from those in our forward-looking statements include, but are not limited to: termination rights contained in our government contracts; our ability to renew commercial and government contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our ability to attract and retain necessary technical personnel and qualified subcontractors; our ability to deliver on our contractual obligations properly and on time; competitive pressures; our significant indebtedness; changes in interest in outsourced business process services; our ability to obtain adequate pricing for our services and to improve our cost structure; claims of infringement of third-party intellectual property rights; the failure to comply with laws relating to individually identifiable information, and personal health information and laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our information systems or security systems or any service interruptions; our ability to estimate the scope of work or the costs of performance in our contracts; our ability to collect our receivables for unbilled services; a decline in revenues from or a loss or failure of significant clients; fluctuations in our non-recurring revenue; our failure to maintain a satisfactory credit rating; our ability to attract and retain key employees; increases in the cost of telephone and data services or significant interruptions in such services; our failure to develop new service offerings; our ability to receive dividends or other payments from our subsidiaries; changes in tax and other laws and regulations; changes in government regulation and economic, strategic, political and social conditions; changes in U.S. GAAP or other applicable accounting policies; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our 2017 Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statements made by us in this presentation speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise. Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods’ results against the corresponding prior periods’ results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non- GAAP measures. Non-GAAP measures are footnoted, where applicable, in each slide herein. 2

Q3 2018 Overview

CONDUENT

Key Quarterly Highlights

- Q3 2018 adjusted revenue[2] down (3)% yr/yr; up 1% excluding strategic decisions
- GAAP EPS of $(1.16); Adj. diluted EPS[1] of $0.28; up 27% yr/yr; up 180% excluding divestiture impact
- Adj. EBITDA of $157M, up 10% yr/yr; Adj. EBITDA margin of 12.0%, up 150 bps yr/yr[1]
- Well positioned to achieve $700 million transformation initiative
- Completed tender offer for $476M of 10.5% Senior Notes due 2024 in early Q3 2018
- Closed sale of Off-Street Parking, Actuarial and HR Consulting, and Local Government Businesses in Q3 2018
- Signed agreement for sale[3] of Select Customer Care Contracts
- Announced acquisition[3] of Health Solutions Plus (leading digital healthcare Core Administrative Processing System)
    - Purchase Price: ~$98M; FY2019E Revenue: ~$30M; Margin accretive
- Recorded $72 million additional reserve on Texas litigation, bringing total reserve to balance to $110 million

Revenue[1]

Revenue (GAAP): $1,304M, down (12)% yr/yr

Adjusted revenue, excluding strategic decisions: up 1% yr/yr

Profitability[1]

Adjusted operating margin of 8.0%, up 210 bps yr/yr

GAAP diluted EPS $(1.16)

Adj. diluted EPS $0.28

Adjusted EBITDA[1]

$157M, up 10% yr/yr

Adj. EBITDA margin of 12.0%, up 150 bps yr/yr

(1) Refer to Appendix for Non-GAAP reconciliations of adjusted revenue, adjusted operating income/margin, adjusted EBITDA/margin and adjusted EPS and for impact from ASC 606 accounting change and divestitures
(2) Adjusted revenue excludes impact from FX, ASC 606, and divestitures
(3) Signed acquisitions and divestitures are subject to regulatory approvals and customary closing conditions

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Strategic Transformation Progress and Outlook Real Estate Footprint 12,400 462 • Remain on-target for cumulative 2018 transformation goal 355 10,499 264 8,339 of ~$700M • Reduced real estate locations (26)% yr/yr and reduced total Real Estate Locations Total Square Feet (000's) square feet (21)% yr/yr Q4 2016 Labor Force • Reduced percentage of labor in high cost countries to 50% (1) Q3 2017 • Total SG&A down 1.4% vs Q3 2017 96,001 55% 55% 89,732 • Continued focus on investment in Technology and Platform- 50% 83,907 Q3 2018 offerings. Remediation of legacy infrastructure vendor contract for improved performance High Cost Country Labor % Total Headcount (1) Excludes impact from 2017 and 2018 divestitures 4

Segment Summary - Q3 2018

CONDUENT

Commercial

- Adjusted revenue up 1%[1] yr/yr
  - Revenue down (4)% as reported
- Adj. EBITDA margin increased 110 bps[1] yr/yr through high-value digital solutions, price increases and operational efficiencies
- Revenue productivity ~$47K per employee[2], up 5% with Q3 2017
- European revenue ~11% of Q3 2018 Commercial revenue

Q3 Revenue (% of segment total)


Human Resource Services: 25%
Industry Services: 32%
Non-Core: 14%
Omni-Channel Communications: 29%

Public Sector

- Adjusted revenue down (0.6)%[1] yr/yr
  - Revenue down (1)% as reported
- Adj. EBITDA margin increased 340 bps[1] yr/yr driven by digital solutions, operational efficiencies, and price increases
- Revenue productivity ~$214K per employee[2], up 2% vs. Q3 2017

Q3 Revenue (% of segment total)


Transportation Services: 35%
Government Services and Health: 65%

(1) Refer to Appendix for Non-GAAP reconciliations of ASC 606 accounting change, FX impact, and divestitures. Adjusted revenue excludes impact from FX, ASC 606, and divestitures.
(2) Revenue productivity revenue excludes impact from FX, ASC 606, and divestitures. Comparison excludes corporate overhead and divested businesses

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Q3 2018 Signings, Pipeline and Renewal Rate

CONDUENT

$738M

Total Contract Value (TCV)[1] Signings

- TCV down (20)% yr/yr
- Renewals of $474M, due to lower renewal opportunities
- In quarter timing / slippage impacting new business TCV
- Europe investment taking longer to yield results
- New business focused on Digital Interactions opportunities

91%

Renewal Rate

- Reflects opportunities in-line with business model, acceptable margin, T&C and risk
- Fifth consecutive quarter of >90% renewal rate

$264M

New Business TCV[1]

- New Business: $264M, declined (24)% yr/yr
- Continued focus on strategic wins with acceptable margin
- Deal timing / slippage and longer sales cycle impacting in quarter signings
- Expect new business TCV signings to turn to positive yr/yr growth in FY 2019

~$12B

Rolling 12-Month Pipeline[1]

- Pipeline stable qtr/qtr with additional opportunities expected as new sales talent ramps
- Strong demand for Digital Interactions (tech-based and platform offerings) and back-office transformation deals in transportation, insurance, healthcare and payments

6

(1) See Appendix for TCV reconciliation. All TCV and pipeline data excludes impact from divestitures

Financials 7

Q3 2018 Earnings (in millions) Q3 2018 Q3 2017 B/(W) Q3 2017 B/(W) Comments Q3 2018 vs Q3 2017 Yr/Yr adjusted for Yr/Yr adjusted for 606, 606, Divestitures Divestitures (1) Up 1% excluding FX, ASC 606, 2017 & 2018 Revenue $1,304 $1,480 ($176) $1,358 ($54) divestitures and strategic decisions Gross Margin 19.2% 17.6% +160 bps SG&A 142 144 2 Adjusted operating income(1) $104 $111 ($7) $80 $24 Adjusted operating margin(1) 8.0% 7.5% +50 bps 5.9% +210 bps Divestiture impact offseting transformation Adjusted EBITDA1 $157 $174 $(17) $143 $14 Adjusted EBITDA margin1 Adjusted Operating12.0% margin11.8% 5.4%,+20 upbps 60 bps 10.5%from 2015 +150 bps Restructuring and related costs GAAP EPS ($4.85)31 22 (9) Increased spend driven by transformation Amortization of acquired intangible assets 60 60 — Interest expense Adj. EPS $1.0622 35 13 Interest savings from tender offer and repricing Separation costs — 2 2 (Gain) loss on divestitures and transaction costs 54 (16) (70) Stand-alone Call Center impairment Litigation costs (recoveries), net 78 6 (72) Increased reserves for litigation (Gain) loss on extinguishment of debt 108 — (108) Tender of Senior 10.5% Notes Other net expense / (income) 4 (9) (13) Pretax income (loss) (252) 13 (265) GAAP tax (benefit) ($15) $30 $45 GAAP net income (loss) from Continuing Operations ($237) ($17) ($220) Tender offer, loss on divestitures and litigation GAAP Diluted EPS from Continuing Operations ($1.16) ($0.09) ($1.07) Adjusted tax rate(1) 25.6% 36.8% +1,120 bps Adjusted net income(1) $61 $48 $13 $21 $40 Adjusted Diluted EPS1 from Continuing Operations $0.28 $0.22 $0.06 $0.10 $0.18 Lower tax rate and interest savings 8 (1) Refer to Appendix for Non-GAAP reconciliations of adjusted revenue, adjusted operating income/margin, adjusted EBITDA/margin and adjusted EPS and for impact from ASC 606 accounting change and divestitures

Commercial Segment (1) Adjusted Quarterly Revenue and Profit Q3 2018 Segment Highlights • Excluding strategic decisions, adjusted revenue up 1%(1) yr/yr ◦ Adjusted revenue declined (4)% yr/yr, impacted by $797 $790 $782 $762 $755 $743 $727 strategic decisions 7.2% • Segment profit grew 28% yr/yr, driven by new business ramp 5.1% and operational efficiencies 3.8% 3.5% 4.3% 1.8% 2.1% Q1 '17 Q2 '17 Q3 '17 Q4 '17 Q1 '18 Q2 '18 Q3 '18 Segment Profit(1) $14 $16 $29 $57 $27 $32 $37 Segment Margin(1) 1.8% 2.1% 3.8% 7.2% 3.5% 4.3% 5.1% AEBITDA(1) $47 $52 $61 $88 $59 $64 $67 AEBITDA Margin(1) 5.9% 6.8% 8.1% 11.1% 7.5% 8.6% 9.2% Revenue ($ in M) % Segment Margin 9 (1) Refer to Appendix for Non-GAAP reconciliations of ASC 606 accounting change, FX impact, and divestitures. Adjusted revenue excludes impact from FX, ASC 606, and divestitures. NOTE: Revenue and adj. EBITDA from closed divestitures moved to Other segment. Stranded costs remain in segment and expected to be addressed in 2019.

Public Sector Segment Adjusted Quarterly Revenue and Profit(1) Q3 2018 Segment Highlights • Excluding strategic decisions, adjusted revenue down (0.6)%(1) yr/yr $536 $525 $527 $530 $508 $519 $520 ◦ Revenue declined (1)% yr/yr, impacted by lost business and lower volumes 12.5% 8.9% 10.2% 9.4% 8.0% 7.2% 8.3% • Transportation down (1)% yr/yr and up 2% sequentially ◦ Decline driven by continued operational issues with Q1 '17 Q2 '17 Q3 '17 Q4 '17 Q1 '18 Q2 '18 Q3 '18 technology vendors Segment ◦ Sequential growth driven by new business ramp (1) $43 $38 $44 $47 $52 $49 $65 Profit ◦ Large tolling contract delivery performance Segment (1) 8.0% 7.2% 8.3% 8.9% 10.2% 9.4% 12.5% Margin improving AEBITDA(1) $71 $66 $68 $69 $73 $69 $85 AEBITDA (1) 13.2% 12.6% 12.9% 13.0% 14.4% 13.3% 16.3% Margin • Segment profit improved 48% yr/yr driven by operational efficiencies and price increases Revenue ($ in M) % Segment Margin 10 (1) Refer to Appendix for Non-GAAP reconciliations of ASC 606 accounting change, FX impact, and divestitures. Adjusted revenue excludes impact from FX, ASC 606, and divestitures. NOTE: Revenue and adj. EBITDA from closed divestitures moved to Other segment. Stranded costs remain in segment and expected to be addressed in 2019.

Other Segment (1) Reported Quarterly Revenue and Profit Q3 2018 Segment Highlights $176 $170 $160 • Revenue declined from divestiture impact and $133 $130 $125 accelerated Student Loan business run-off $57 • Completed exit Student Loan business in Q3 Q1 '17 Q2 '17 Q3 '17 Q4 '17 Q1 '18 Q2 '18 Q3 '18 2018 Segment Profit (Loss)(1, 2) $26 $30 $38 $24 $26 $29 $3 ◦ Moved operational and wind-down (1) AEBITDA $32 $36 $43 $28 $29 $33 $5 expenses to Other Income and Expense Revenue in $M 11 (1) Adjusted 2017 results for impact from ASC 606 accounting changes, 2017 and 2018 divestitures (2) Please refer to Appendix for Non-GAAP reconciliations

Cash Flow

CONDUENT

(in millions)

	Q3 2018	YTD 2018
Net income (loss)	**($237)**	**($276)**
Depreciation & amortization	113	347
Stock-based compensation	11	30
Deferred tax benefit	(43)	(90)
(Gain) loss on extinguishment of debt	108	108
Changes in operating assets and liabilities	(37)	(102)
Other[1]	55	13
Operating Cash Flow	**($30)**	**$30**
Purchase of LB&E[2] and other	(60)	(150)
Proceeds from sales of LB&E	—	12
Net proceeds from divestitures	272	672
Investing Cash Flow	**$212**	**$534**
Cash from Financing	**($587)**	**($627)**
Effect of exchange rates on cash and cash equivalents	(3)	(9)
Change in cash, restricted cash and cash equivalents	(408)	(72)
Beginning cash, restricted cash and cash equivalents[3]	1,003	667
Ending Cash, Restricted Cash and Cash Equivalents[4]	**$595**	**$595**
Memo: Adjusted Free Cash Flow[5]	**($32)**	**($41)**
Better / (Worse) vs prior year period	*($112)*	*($50)*

Key Messages:

- Q3 2018 operating cash flow use driven by working capital and net tax payments
- 2018 YTD Adjusted free cash flow[5] down $(50)M driven by Capex (LB&E)
- Capex of ~4.6% of revenue in Q3 2018. Expected to be ~3.75% of Revenue in FY 2018
- 2018 YTD $672M in pre-tax proceeds from sale of divested businesses
- $587M cash outflow related to tender
- Focus on DSO to improve working capital

(1) Includes gain (loss) on investments, amortization of financing costs, net (gain) loss on divestitures and transaction costs, and Other operating, net
(2) Includes cost of additions to land, building and equipment (LB&E) and internal use software
(3) Includes $10 million and $9 million of restricted cash for Q3 2018 and YTD 2018, respectively that were included in Other current assets on the Condensed Consolidated Balance Sheets
(4) Includes approximately $9 million of restricted cash for both Q3 2018 and YTD 2018 that was included in Other current assets on the Condensed Consolidated Balance Sheets
(5) Please refer to slide 35 in Appendix for Non-GAAP reconciliation

12

Capital Structure Overview

CONDUENT

Debt Structure ($ in millions)

(in millions)	6/30/2018	9/30/2018
Total Cash[1]	**$1,003**	**$595**
Deferred Comp Cash	*(90)*	*(77)*
Restricted Cash	*(10)*	*(9)*
Adjusted Cash	**903**	**509**
Total Debt[2]	**2,044**	**1,577**
Term Loan A[3], [5] due 2022	709	711
Term Loan B[3] due 2023	837	835
10.5% Senior Notes due 2024	510	34
Capital Leases	36	30
Current net leverage ratio[4]	1.7x	1.6x

Credit Metrics

FY 2018E interest expense	**~$115M**
Preferred dividend (annual)	*~$10M*
Target net leverage ratio	~2.0x
Average remaining maturity on outstanding debt	~5 years

Key Messages

- Current leverage ratio: 1.6x
- Revolver remains undrawn[6]
- Expect to end FY 2018 with strong cash balance
- Expect to spend ~$300M cash on signed and future acquisitions
- Completed tender offer to pay down ~$476M of 10.5% Senior Notes in Q3 2018
- Expected interest expense in FY 2019: ~$89M

(1) Total Cash includes restricted cash
(2) Total debt excludes deferred financing costs
(3) Revolving credit facility and Term Loan A interest rate is Libor + 175 bps; Term Loan B is Libor + 250 bps effective June 28, 2018
(4) Net debt (total debt less adjusted cash) divided by TTM Adjusted EBITDA. Adjusted ratio uses Adjusted total Debt
(5) Includes initial EUR 260M borrowing converted at end of quarter exchange rates; Reflects appreciation of the EUR; there was no incremental borrowing on the Term Loan A in Q3 2018
(6) $738M of available capacity under Revolving Credit Facility as of 9/30/2018

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Divestiture Update Signed(1) Divestiture • Select Customer Care Contracts: ~$500M FY 2017 Revenue Closed Divestitures • Commercial Vehicle Operations: closed June 28, 2018; $66M FY 2017 Revenue • Off-Street Parking: closed July 10, 2018; $42M FY 2017 Revenue • Actuarial and HR Consulting: closed Aug. 13, 2018; ~$278M FY 2017 Revenue • Select Local Government Services: Closed Sept. 28, 2018; ~$113M FY Revenue Expected Financial Impact • FY 2017 Revenue: ~$1B • FY 2017 Adjusted EBITDA: ~$145M (expect to address $70M of stranded cost in 1H 2019) • Expected Total Proceeds(2): ~$750M (~$650M post-tax) Total expected divested revenue: ~$1B Total non-core Adj EBITDA to divest: ~$75M (after stranded cost take-out) (1)Signed deal subject to regulatory approvals and customary closing conditions 14 (2) Includes estimated working capital adjustments

FY 2018 Guidance Prior FY 2018 Updated FY 2018 (in millions) Adjusted FY 2017(3) Guidance Guidance $5.34 - $5.40B Revenue (constant currency)(1) $5.6B $5.41 - $5.61B Yr/yr flat excluding strategic actions $640 - $650M Adj. EBITDA(2) $598M $662 - $688M Up 7 - 9% Adj. EBITDA Margin(2) 10.6% 11.8 - 12.7% 11.9 - 12.2% Adj. Free Cash Flow(2) $166 - $241M $160 - $195M % of Adj. EBITDA ~30% 25 - 35% 25 - 30% (1) Year-over-year revenue growth comparison at constant currency (2) Refer to Appendix for Non-GAAP reconciliations of adjusted EBITDA / margin and adjusted FCF and for impact from ASC 606 accounting change and divestitures (3) Adjusted for accounting 606 amd 2017 and 2018 divestitures referenced on page 29 15

Q&A 16

Appendix 17

Signings & Renewal Rate(1) Excluding Divestiture Impact ($ in millions) Q1' 17 Q2' 17 Q3' 17 Q4' 17 Q1' 18 Q2' 18 Q3' 18 Total Contract Value $836 $1,142 $928 $1,422 $1,293 $1,887 $738 New Business $496 $602 $349 $584 $367 $346 $264 Renewals $340 $540 $579 $838 $926 $1,541 $474 Annual Recurring Revenue Signings $135 $115 $84 $137 $81 $79 $65 Non-Recurring Revenue Signings $80 $89 $70 $87 $53 $61 $63 Renewal rate 92% 89% 98% 96% 94% 99% 91% Unadjusted ($ in millions) Q1' 17 Q2' 17 Q3' 17 Q4' 17 Q1' 18 Q2' 18 Q3' 18 Total Contract Value $931 $1,244 $1,048 $1,730 $1,428 $1,947 $771 New Business $530 $657 $390 $683 $406 $372 $282 Renewals $401 $587 $658 $1,047 $1,022 $1,575 $489 Annual Recurring Revenue Signings $143 $130 $92 $168 $93 $86 $79 Non-Recurring Revenue Signings $93 $108 $86 $96 $63 $69 $64 Renewal rate 92% 89% 98% 96% 94% 99% 91% (1) See definitions in Appendix 18

Definitions TCV = Total contract value Annual Recurring Revenue Signings = Includes new business TCV. New Business TCV = Annual recurring revenue signings multiplied by the contract term plus non-recurring revenue signings. Pipeline = TCV pipeline of deals in all sell stages over a rolling 12 months Renewal Rate = Annual recurring revenue (ARR) on contracts that are renewed during the period as a percentage of ARR on all contracts for which a renewal decision was made during the period (excluding contracts for which a strategic decision to not renew was made based on risk or profitability). Revenue productivity = Calculated as trailing-twelve months (TTM) revenue (excluding impact from divestitures and ASC 606) / average quarter-end headcount for last four quarters. Segment calculation excludes corporate headcount. 19

Financial Modeling Considerations Outlook Commentary FY 2018 Commentary Restructuring costs Expected to be ~$85M for the full year Interest Expense Expected to be ~$115M for the full year, given TLB repricing, bond tender and interest rate expectations Cash Flow Cash flow typically weighted towards Q4, given seasonal items Capex Expected to be ~3.75% of Revenue in FY 2018 Other Segment Exited education business in Q3 2018. Wind-down costs moved to Other Net Income and Expenses FY 2018 guidance updated for divestitures closed as of 11/7/2018. Anticipate Stand-Alone Divestitures and M&A Customer Care divestiture closing 12/31/2018. Guidance to be updated as necessary, depending on timing. Taxes Full year adjusted tax rate of 25 - 28% Cash Taxes ~$120M in FY 2018 FY 2018 "Core" Rev: $4.59 - $4.65B; Adj. EBITDA: $605 - $615M; Adj. EBITDA Margin 13.0 - 13.4% FY 2019 Outlook Commentary FY 2019 Revenue Outlook (vs. FY 2018 "Core") Rev: Up 2 - 3% (including M&A), weighted towards 2H 2019 FY 2019 Adj EBITDA Outlook (vs. FY 2018 "Core") Adj. EBITDA: Up 8 - 12% (normalizing for $25M of stranded overhead and including M&A) Implied Adj EBITDA Margin: 13.2% - 14.2% Stranded Overhead Costs ~$25M of stranded overhead costs to hit in Q1 and Q2 2019, based on timing of divestitures 20

Non-GAAP Financial Measures Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods’ results against the corresponding prior periods’ results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. A reconciliation of the following non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below. These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method including an adjustment for estimated Base Erosion and Anti-Abuse Tax (BEAT). The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred. Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate. We make adjustments to Income (Loss) before Income Taxes for the following items, for the purpose of calculating Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate: • Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program. • Amortization of acquired intangible assets. The amortization of acquired intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry and from period to period. • Separation costs. Separation costs are expenses incurred in connection with separation from Xerox Corporation into a separate, independent, publicly traded company. These costs primarily relate to third- party investment banking, accounting, legal, consulting and other similar types of services related to the separation transaction as well as costs associated with the operational separation of the two companies. • (Gain) loss on divestitures and transaction costs. Represents (gain) loss on divested businesses and transaction costs. • Litigation costs (recoveries), net. Litigation costs (recoveries), net represents reserves for certain terminated contracts that are subject to litigation. • (Gain) loss on extinguishment of debt. Represents premium on debt extinguishment and write down of the associated unamortized discount and issuance costs. • Other (income) expenses, net. Other (income) expenses, net includes currency (gains) losses, net and all other (income) expenses, net. • NY MMIS charge (credit). Costs associated with the Company not fully completing the State of New York Health Enterprise Platform project. • HE charge (credit). Costs associated with not fully completing the Health Enterprise Medical platform projects in California and Montana. The Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance.  We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Management believes that adjusted effective tax rate, provided as supplemental information, facilitates a comparison by investors of our actual effective tax rate with an adjusted effective tax rate which reflects the impact of the items which are excluded in providing adjusted net income and certain other identified items, and may provide added insight into our underlying business results and how effective tax rates impact our ongoing business. 21

Non-GAAP Financial Measures Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin. We make adjustments to Revenue, Costs and Expenses and Margin for the following items (as defined above), for the purpose of calculating Adjusted Operating Income and Adjusted Operating Margin: • Restructuring and related costs. • Amortization of acquired intangible assets. • Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs. • Separation costs. • (Gain) loss on divestitures and transaction costs. • Litigation costs (recoveries), net. • (Gain) loss on extinguishment of debt. • Other (income) expenses, net. • NY MMIS charge (credit). • HE charge (credit). • ASC 606 adjustment. • (Revenue) / (Income) loss from divestitures. We provide our investors with adjusted revenue, adjusted operating income and adjusted operating margin information, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business. Adjusted Other Segment Profit and Margin We adjust our Other Segment profit and margin for NY MMIS and HE charge adjustments. We provide Other segment adjusted loss and Other segment adjusted margin information, as supplemental information, because we believe that the adjustment for NY MMIS wind-down costs and HE charge, which we do not believe are indicative of our ongoing business, supplementally provides investors added insight into underlying Other segment loss and gross margin results and trends, both by itself and in comparison to other periods. 22

Non-GAAP Financial Measures Segment and Consolidated Adjusted EBITDA and EBITDA Margin We use Adjusted EBITDA and Adjusted EBITDA Margin as an additional way of assessing certain aspects of our operations that, when viewed with the U.S. GAAP results and the accompanying reconciliations to corresponding U.S. GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA represents Income (loss) before Interest, Income Taxes, Depreciation and Amortization adjusted for the following items (which are defined above). Adjusted EBITDA margin is Adjusted EBITDA divided by adjusted revenue: • Restructuring and related costs. • Separation costs. • (Gain) loss on divestitures and transaction costs. • Litigation costs (recoveries), net. • (Gain) loss on extinguishment of debt. • Other (income) expenses, net. • NY MMIS charge (credit) / NY MMIS Depreciation. • HE charge (credit). • ASC 606 adjustment. • (Revenue) / (Income) loss from divestitures. Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performance. Management cautions that amounts presented in accordance with Conduent’s definition of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA and EBITDA Margin in the same manner. Adjusted Public Sector Segment Revenue and Profit We adjusted Public Sector Segment revenue, profit and margin for the NY MMIS and HE charges as we believe it offers added insight, by itself and for comparability between periods, for items which we do not believe are indicative of our ongoing business. Free Cash Flow Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, tax payments related to divestitures, vendor financed capital lease and proceeds from sales of land, buildings and equipment. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in land, buildings and equipment and internal use software, make principal payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP. Adjusted Free Cash Flow Adjusted free cash flow is defined as free cash flow from above plus deferred compensation payments and transaction costs. Adjusted Cash Adjusted cash is defined as cash and cash equivalents less cash from terminated deferred compensation to be paid to plan participants. We believe this provides added insight into cash and cash equivalent positions. Constant Currency To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact can be determined as the difference between actual growth rates and constant currency growth rates. This currency impact is calculated by translating the current period activity in local currency using the comparable prior-year period's currency translation rate. Non-GAAP Outlook In providing outlook for adjusted EBITDA we exclude certain items which are otherwise included in determining the comparable GAAP financial measure. A description of the adjustments which historically have been applicable in determining adjusted EBITDA are reflected in the table below. We are providing such outlook only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period, such as amortization, restructuring, separation costs, NY MMIS, HE charge, and certain other adjusted items, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually 23 or in the aggregate, to reported results. We have provided and outlook for revenue on a constant currency basis due to the inability to accurately predict foreign currency impact on revenues.

Non-GAAP Reconciliation: Adj. Net Income (Loss) & Adj. EPS Three Months Ended September 30, 2018 2017 Net Income Net Income (in millions, except EPS. Shares in thousands) (Loss) Diluted EPS (Loss) Diluted EPS GAAP as Reported From Continuing Operations $ (237) $ (1.16) $ (17) $ (0.09) Adjustments: Restructuring and related costs 31 22 Amortization of acquired intangible assets 60 60 Separation costs — 2 (Gain) loss on divestitures and transaction costs 54 (16) Litigation costs (recoveries), net 78 6 (Gain) loss on extinguishment of debt 108 — Other (income) expenses, net 4 (9) NY MMIS charge (credit) (1) 1 HE charge (credit) — (3) Less: Income tax adjustments(1) (36) 2 Adjusted Net Income (Loss) and EPS $ 61 $ 0.28 $ 48 $ 0.22 (GAAP shares in thousands) Weighted average common shares outstanding 206,605 204,356 Stock options — — Restricted stock and performance units / shares — — Adjusted Weighted Average Shares Outstanding(2) 206,605 204,356 (Non-GAAP shares in thousands) Weighted average common shares outstanding 206,605 204,356 Stock options 122 223 Restricted stock and performance units / shares 3,017 2,508 Adjusted Weighted Average Shares Outstanding(2) 209,744 207,087 (1) Reflects the income tax (expense) benefit of the adjustments. Refer to the Effective Tax Rate reconciliation details. (2) Average shares for the 2018 and 2017 calculation of adjusted EPS excludes 5 million shares associated with our Series A convertible preferred stock and includes the impact of the preferred stock dividend of $2.4 million for both of the three months ended September 30, 2018 and 2017 and $7 million for both of the nine months ended September 30, 2018 and 2017, respectively. 24

Three Months Ended September 30, Adjusted for 606 and Divestitures(3) 2018 2017 Net Income Net Income (in millions, except EPS. Shares in thousands) (Loss) Diluted EPS (Loss) Diluted EPS GAAP as Reported From Continuing Operations $ (237) $ (1.16) $ (42) $ (0.20) Adjustments: Restructuring and related costs 31 22 Amortization of acquired intangible assets 60 60 Separation costs — 2 (Gain) loss on divestitures and transaction costs 54 (16) Litigation costs (recoveries), net 78 6 (Gain) loss on extinguishment of debt 108 — Other (income) expenses, net 4 (9) NY MMIS charge (credit) (1) 1 HE charge (credit) — (3) Less: Income tax adjustments(1) (36) 2 Adjusted Net Income (Loss) and EPS $ 61 $ 0.28 $ 23 $ 0.10 (GAAP shares in thousands) Weighted average common shares outstanding 206,605 204,356 Stock options — — Restricted stock and performance units / shares — — Adjusted Weighted Average Shares Outstanding(2) 206,605 204,356 (Non-GAAP shares in thousands) Weighted average common shares outstanding 206,605 204,356 Stock options 122 223 Restricted stock and performance units / shares 3,017 2,508 Adjusted Weighted Average Shares Outstanding(2) 209,744 207,087 (1) Reflects the income tax (expense) benefit of the adjustments. Refer to the Effective Tax Rate reconciliation details. (2) Average shares for the 2018 and 2017 calculation of adjusted EPS excludes 5 million shares associated with our Series A convertible preferred stock and includes the impact of the preferred stock dividend of $2.4 million for both of the three months ended September 30, 2018 and 2017 and $7 million for both of the nine months ended September 30, 2018 and 2017, respectively. 25 (3) Adjusted for the impact from 606 accounting standard change and revenue and (income) loss from divestitures

Non-GAAP Reconciliation: Adj. Effective Tax Rate Three Months Ended September 30, 2018 Three Months Ended September 30, 2017 Pre-Tax Income Income Tax Pre-Tax Income Income Tax (in millions) (Loss) (Benefit) Expense Effective Tax Rate (Loss) (Benefit) Expense Effective Tax Rate GAAP as Reported From Continuing Operations $ (252) $ (15) 6.0% $ 13 $ 30 230.8% Non-GAAP adjustments(1) 334 36 63 (2) Adjusted(2) $ 82 $ 21 25.6% $ 76 $ 28 36.8% (1) Refer to Net Income (Loss) reconciliation for details of non-GAAP adjustments. (2) TThe tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results with an adjustment for the accounting of BEAT and without regard to the business divestitures, the State of Texas litigation reserve, loss on extinguishment of debt, charges for amortization of intangible assets, restructuring and divestiture related costs. 26

Non-GAAP Reconciliation: Adjusted Operating Income / Margin (As Reported) Previously Reported (in millions) Q3 2018 Q2 2018 Q1 2018 FY 2017 Q4 2017 Q3 2017 Q2 2017 Q1 2017 GAAP Revenue From Continuing Operations $ 1,304 $ 1,387 $ 1,420 $ 6,022 $ 1,493 $ 1,480 $ 1,496 $ 1,553 GAAP Pre-tax Income (Loss) From Continuing Operations (252) 54 (54) (16) 4 13 (11) (22) GAAP Operating Margin As Reported (19.3)% 3.9% (3.8)% (0.3)% 0.3% 0.9% (0.7)% (1.4)% GAAP Pre-tax income (Loss) From Continuing Operations $ (252) $ 54 $ (54) $ (16) $ 4 $ 13 $ (11) $ (22) Adjustments: Restructuring and related costs 31 17 20 101 25 22 36 18 Amortization of acquired intangible assets 60 60 61 243 61 60 61 61 Interest expense 22 37 33 137 32 35 34 36 Separation costs — — — 12 4 2 1 5 (Gain) loss on divestitures and transaction costs 54 (60) 15 (42) (1) (16) (25) — Litigation costs (recoveries), net 78 4 31 (11) 3 6 (9) (11) (Gain) loss on extinguishment of debt 108 — — — — — — — Other (income) expenses, net 4 (2) (1) (7) 3 (9) — (1) NY MMIS charge (credit) (1) (1) — 9 (1) 1 1 8 HE charge (credit) — — — (8) — (3) — (5) Adjusted Operating Income/Margin $ 104 $ 109 $ 105 $ 418 $ 130 $ 111 $ 88 $ 89 Adjusted Operating Margin 8.0% 7.9% 7.4% 6.9% 8.7% 7.5% 5.9% 5.7% 27

Non-GAAP Reconciliation: Adjusted Revenue and Operating Income / Margin(1)

CONDUENT

(Adjusted results: Adjusts 2017 for comparable results to 2018 reported)

				Adjusted for 606 and Divestitures(1)				
(in millions)	Q3 2018	Q2 2018	Q1 2018	FY 2017	Q4 2017	Q3 2017	Q2 2017	Q1 2017
GAAP Revenue From Continuing Operations	$ 1,304	$ 1,387	$ 1,420	$ 6,022	$ 1,493	$ 1,480	$ 1,496	$ 1,553
ASC 606 adjustment	—	—	—	(166)	(41)	(39)	(40)	(46)
2017 divestitures	—	—	—	(59)	—	(14)	(22)	(23)
Revenue Adjusted for 606 and 2017 Divestitures	1,304	1,387	1,420	5,797	1,452	1,427	1,434	1,484
2018 divestitures	—	—	—	(190)	(121)	(69)	—	—
Adjusted Revenue	$ 1,304	$ 1,387	$ 1,420	$ 5,607	$ 1,331	$ 1,358	$ 1,434	$ 1,484
Pre-tax Income (Loss) From Continuing Operations	(252)	54	(54)	(16)	4	13	(11)	(22)
ASC 606 adjustment	—	—	—	(11)	(3)	(2)	(3)	(3)
2017 divestitures	—	—	—	(7)	—	(2)	(2)	(3)
Pre-Tax Income (Loss) Adjusted for 606 and 2017 Divestitures	(252)	54	(54)	(34)	1	9	(16)	(28)
2018 divestitures	—	—	—	(56)	(29)	(27)	—	—
Adjusted Pre-Tax Income (Loss)	$ (252)	$ 54	$ (54)	$ (90)	$ (28)	$ (18)	$ (16)	$ (28)
Adjusted Operating Margin	*(19.3)%*	*3.9%*	*(3.8)%*	*(1.6)%*	*(2.1)%*	*(1.3)%*	*(1.1)%*	*(1.9)%*
Adjusted Revenue	$ 1,304	$ 1,387	$ 1,420	$ 5,607	$ 1,331	$ 1,358	$ 1,434	$ 1,484
Pre-tax income (Loss) From Continuing Operations	$ (252)	$ 54	$ (54)	$ (16)	$ 4	$ 13	$ (11)	$ (22)
Adjustments:								
Restructuring and related costs	31	17	20	101	25	22	36	18
Amortization of acquired intangible assets	60	60	61	243	61	60	61	61
Interest expense	22	37	33	137	32	35	34	36
Separation costs	—	—	—	12	4	2	1	5
(Gain) loss on divestitures and transaction costs	54	(60)	15	(42)	(1)	(16)	(25)	—
Litigation costs (recoveries), net	78	4	31	(11)	3	6	(9)	(11)
(Gain) loss on extinguishment of debt	108	—	—	—	—	—	—	—
Other (income) expenses, net	4	(2)	(1)	(7)	3	(9)	—	(1)
NY MMIS charge (credit)	(1)	(1)	—	9	(1)	1	1	8
HE charge (credit)	—	—	—	(8)	—	(3)	—	(5)
ASC 606 adjustment	—	—	—	(11)	(3)	(2)	(3)	(3)
2017 divestitures	—	—	—	(7)	—	(2)	(2)	(3)
Operating Income Adjusted for 606 and 2017 Divestitures	*104*	*109*	*105*	*400*	*127*	*107*	*83*	*83*
2018 divestitures	—	—	—	*(56)*	*(29)*	*(27)*	—	—
Adjusted Operating Income/Margin	*$ 104*	*$ 109*	*$ 105*	*$ 344*	*$ 98*	*$ 80*	*$ 83*	*$ 83*
Adjusted Operating Margin	*8.0 %*	*7.9%*	*7.4 %*	*6.1 %*	*7.4 %*	*5.9 %*	*5.8 %*	*5.6 %*

(1) Adjusted for the impact from 606 accounting standard change and divestiture impact over the same period year over year

28

Non-GAAP Reconciliation: Adjusted EBITDA

CONDUENT

(in millions)	Q3 2018	Q2 2018	Q1 2018	Previously Reported FY 2017	Q4 2017	Q3 2017	Q2 2017	Q1 2017
Reconciliation to Adjusted Revenue								
GAAP Revenue From Continuing Operations	$ 1,304	$ 1,387	$ 1,420	$ 6,022	$ 1,493	$ 1,480	$ 1,496	$ 1,553
Adjusted Revenue	$ 1,304	$ 1,387	$ 1,420	$ 6,022	$ 1,493	$ 1,480	$ 1,496	$ 1,553
GAAP Net Income (Loss) from Continuing Operations	$ (237)	$ 11	$ (50)	$ 177	$ 208	$ (17)	$ (4)	$ (10)
Interest expense	22	37	33	137	32	35	34	36
Income tax expense (benefit)	(15)	43	(4)	(193)	(204)	30	(7)	(12)
Segment depreciation and amortization	53	57	56	254	58	63	69	64
Amortization of acquired intangible assets	60	60	61	243	61	60	61	61
EBITDA	$ (117)	$ 208	$ 96	$ 618	$ 155	$ 171	$ 153	$ 139
EBITDA Margin	*(9.0)%*	*15.0%*	*6.8%*	*10.3%*	*10.4%*	*11.6%*	*10.2%*	*9.0%*
EBITDA	$ (117)	$ 208	$ 96	$ 618	$ 155	$ 171	$ 153	$ 139
Restructuring and related costs	31	17	20	101	25	22	36	18
Separation costs	—	—	—	12	4	2	1	5
(Gain) loss on divestitures and transaction costs	54	(60)	15	(42)	(1)	(16)	(25)	—
Litigation costs (recoveries), net	78	4	31	(11)	3	6	(9)	(11)
(Gain) loss on extinguishment of debt	108	—	—	—	—	—	—	—
Other (income) expenses, net	4	(2)	(1)	(7)	3	(9)	—	(1)
NY MMIS charge (credit)	(1)	(1)	—	9	(1)	1	1	8
HE charge (credit)	—	—	—	(8)	—	(3)	—	(5)
Adjusted EBITDA	157	166	161	672	188	174	157	153
Adjusted EBITDA Margin	12.0 %	12.0%	11.3%	11.2%	12.6%	11.8%	10.5%	9.9%

29

Non-GAAP Reconciliation: Adjusted EBITDA(1)

(Adjusted results: Adjusts 2017 for comparable results to 2018 reported)

CONDUENT

				Adjusted for 606 and Divestitures(1)				
(in millions)	Q3 2018	Q2 2018	Q1 2018	FY 2017	Q4 2017	Q3 2017	Q2 2017	Q1 2017
Reconciliation to Adjusted Revenue								
GAAP Revenue From Continuing Operations	$ 1,304	$ 1,387	$ 1,420	$ 6,022	$ 1,493	$ 1,480	$ 1,496	$ 1,553
ASC 606 adjustment	—	—	—	(166)	(41)	(39)	(40)	(46)
2017 divestitures	—	—	—	(59)	—	(14)	(22)	(23)
Revenue Adjusted for 606 and 2017 Divestitures	1,304	1,387	1,420	5,797	1,452	1,427	1,434	1,484
2018 divestitures	—	—	—	(190)	(121)	(69)	—	—
Adjusted Revenue	$ 1,304	$ 1,387	$ 1,420	$ 5,607	$ 1,331	$ 1,358	$ 1,434	$ 1,484
GAAP Net Income (Loss) from Continuing Operations	$ (237)	$ 11	$ (50)	$ 177	$ 208	$ (17)	$ (4)	$ (10)
Interest expense	22	37	33	137	32	35	34	36
Income tax expense (benefit)	(15)	43	(4)	(193)	(204)	30	(7)	(12)
Segment depreciation and amortization	53	57	56	254	58	63	69	64
Amortization of acquired intangible assets	60	60	61	243	61	60	61	61
ASC 606 adjustment	—	—	—	(11)	(3)	(2)	(3)	(3)
2017 divestitures	—	—	—	(7)	—	(2)	(2)	(3)
2017 divestitures depreciation and amortization	—	—	—	1	—	—	1	—
EBITDA Adjusted for 606 and 2017 Divestitures	(117)	208	96	601	152	167	149	133
2018 divestitures	—	—	—	(56)	(29)	(27)	—	—
2018 divestitures depreciation and amortization	—	—	—	(1)	(1)	—	—	—
EBITDA	$ (117)	$ 208	$ 96	$ 544	$ 122	$ 140	$ 149	$ 133
EBITDA Margin	*(9.0)%*	*15.0%*	*6.8%*	*9.7%*	*9.2%*	*10.3%*	*10.4%*	*9.0%*
EBITDA	$ (117)	$ 208	$ 96	$ 544	$ 122	$ 140	$ 149	$ 133
Restructuring and related costs	31	17	20	101	25	22	36	18
Separation costs	—	—	—	12	4	2	1	5
(Gain) loss on divestitures and transaction costs	54	(60)	15	(42)	(1)	(16)	(25)	—
Litigation costs (recoveries), net	78	4	31	(11)	3	6	(9)	(11)
(Gain) loss on extinguishment of debt	108	—	—	—	—	—	—	—
Other (income) expenses, net	4	(2)	(1)	(7)	3	(9)	—	(1)
NY MMIS charge (credit)	(1)	(1)	—	9	(1)	1	1	8
HE charge (credit)	—	—	—	(8)	—	(3)	—	(5)
Adjusted EBITDA	157	166	161	598	155	143	153	147
Adjusted EBITDA Margin	12.0 %	12.0%	11.3%	10.7%	11.6%	10.5%	10.7%	9.9%

(1) Adjusted for the estimated impact from the adoption of the 606 accounting standard, had it been applicable in FY 2017 and divestiture impact over the same period year over year

30

Non-GAAP Reconciliation: Segment Adjusted EBITDA[1]

CONDUENT

(in millions)	Q3 2018	Q2 2018	Q1 2018	FY 2017	Q4 2017	Q3 2017	Q2 2017	Q1 2017
				Previously Reported				
Commercial Industries								
Segment GAAP revenue	$ 727	$ 743	$ 782	$ 3,197	$ 813	$ 777	$ 784	$ 823
Segment profit	$ 37	$ 32	$ 27	$ 121	$ 59	$ 29	$ 18	$ 15
Segment depreciation and amortization	30	32	32	132	31	32	36	33
Adjusted Segment EBITDA	$ 67	$ 64	$ 59	$ 253	$ 90	$ 61	$ 54	$ 48
Adjusted EBITDA Margin	9.2%	8.6%	7.5%	7.9%	11.1%	7.9%	6.9%	5.8%
Public Sector								
Segment GAAP revenue	$ 520	$ 519	$ 508	$ 2,186	$ 547	$ 543	$ 542	$ 554
Segment profit	$ 65	$ 49	$ 52	$ 178	$ 48	$ 46	$ 39	$ 45
Segment depreciation and amortization	21	21	21	101	23	26	27	25
EBITDA	$ 86	$ 70	73	279	71	72	66	70
EBITDA Margin	16.5%	13.5%	14.4%	12.8%	13.0%	13.3%	12.2%	12.6%
Segment EBITDA	$ 86	$ 70	$ 73	$ 279	$ 71	$ 72	$ 66	$ 70
NY MMIS charge (credit)[2]	(1)	(1)	—	9	(1)	1	1	8
HE charge (credit)[2]	—	—	—	(8)	—	(3)	—	(5)
Adjusted Segment EBITDA	$ 85	$ 69	$ 73	$ 280	$ 70	$ 70	$ 67	$ 73
Adjusted EBITDA Margin	16.3%	13.3%	14.4%	12.8%	12.8%	12.9%	12.4%	13.2%
Other Segment								
Segment GAAP revenue	$ 57	$ 125	$ 130	$ 639	$ 133	$ 160	$ 170	$ 176
GAAP Segment profit (loss)	$ 3	$ 29	$ 26	$ 118	$ 24	$ 38	$ 30	$ 26
Segment depreciation and amortization	2	4	3	21	4	5	6	6
Adjusted Segment EBITDA	$ 5	$ 33	$ 29	$ 139	$ 28	$ 43	$ 36	$ 32
Adjusted EBITDA Margin	8.8%	26.4%	22.3%	21.8%	21.1%	26.9%	21.2%	18.2%

(1) Certain reclassifications have been made to prior year information to conform to current year presentation.

(2) HE and NY MMIS business moved from Other segment into Public Sector segment effective Q1 2018.

31

Non-GAAP Reconciliation: Segment Adjusted EBITDA[1]

CONDUENT

(in millions)	Q3 2018	Q2 2018	Q1 2018	FY 2017	Q4 2017	Q3 2017	Q2 2017	Q1 2017
	Adjusted for 606 and Divestitures[1]							
Commercial Industries								
Segment GAAP revenue	$ 727	$ 743	$ 782	$ 3,197	$ 813	$ 777	$ 784	$ 823
ASC 606 adjustment	—	—	—	(93)	(23)	(22)	(22)	(26)
Segment Revenue Adjusted for 606	$ 727	$ 743	$ 782	$ 3,104	$ 790	$ 755	$ 762	$ 797
Segment profit	$ 37	$ 32	$ 27	$ 121	$ 59	$ 29	$ 18	$ 15
Segment depreciation and amortization	31	34	34	141	33	34	38	36
ASC 606 adjustment	—	—	—	(5)	(2)	—	(2)	(1)
Segment EBITDA Adjusted for 606	$ 68	$ 66	$ 61	$ 257	$ 90	$ 63	$ 54	$ 50
Adjusted EBITDA Margin	9.4%	8.9%	7.8%	8.3%	11.4%	8.3%	7.1%	6.3%
Public Sector								
Segment GAAP revenue	$ 520	$ 519	$ 508	$ 2,186	$ 547	$ 543	$ 542	$ 554
ASC 606 adjustment	—	—	—	(68)	(17)	(16)	(17)	(18)
Segment Revenue Adjusted for 606	$ 520	$ 519	$ 508	$ 2,118	$ 530	$ 527	$ 525	$ 536
Segment profit	$ 65	$ 49	$ 52	$ 178	$ 48	$ 46	$ 39	$ 45
Segment depreciation and amortization	22	22	22	108	24	28	29	27
ASC 606 adjustment	—	—	—	(6)	(1)	(2)	(1)	(2)
Segment EBITDA Adjusted for 606	$ 87	$ 71	$ 74	$ 280	$ 71	$ 72	$ 67	$ 70
EBITDA Margin	16.7%	13.7%	14.6%	13.2%	13.4%	13.7%	12.8%	13.1%
Segment EBITDA Adjusted for 606	$ 87	$ 71	$ 74	$ 280	$ 71	$ 72	$ 67	$ 70
NY MMIS charge (credit)[2]	(1)	(1)	—	9	(1)	1	1	8
HE charge (credit)[2]	—	—	—	(8)	—	(3)	—	(5)
Adjusted Segment EBITDA	$ 86	$ 70	$ 74	$ 281	$ 70	$ 70	$ 68	$ 73
Adjusted EBITDA Margin	16.5%	13.5%	14.6%	13.3%	13.2%	13.3%	13.0%	13.6%

(1) Adjusted for the estimated impact from the adoption of the 606 accounting standard, had it been applicable in FY 2017 and revenue and (income) loss from divestitures. Certain reclassifications have been made to prior year information to conform to current year presentation.

(2) HE and NY MMIS business moved from Other segment into Public Sector segment effective Q1 2018.

32

CONDUENT

Non-GAAP Reconciliation: Segment Adjusted EBITDA[1] Continued

(Adjusts all periods for full divestiture impact)

(in millions)	Adjusted for 606 and Divestitures[1]							
	Q3 2018	Q2 2018	Q1 2018	FY 2017	Q4 2017	Q3 2017	Q2 2017	Q1 2017
Other Segment								
Segment GAAP revenue	$ 57	$ 125	$ 130	$ 639	$ 133	$ 160	$ 170	$ 176
ASC 606 adjustment	—	—	—	(5)	(1)	(1)	(1)	(2)
2017 divestitures	—	—	—	(59)	—	(14)	(22)	(23)
Segment Revenue Adjusted for 606 and 2017 Divestitures	57	125	130	575	132	145	147	151
2018 divestitures	(56)	(120)	(122)	(500)	(121)	(124)	(128)	(127)
Adjusted Segment Revenue	$ 1	$ 5	$ 8	$ 75	$ 11	$ 21	$ 19	$ 24
Segment profit (loss)	$ 3	$ 29	$ 26	$ 118	$ 24	$ 38	$ 30	$ 26
Segment depreciation and amortization	—	1	—	5	1	1	2	1
ASC 606 adjustment	—	—	—	—	—	—	—	—
2017 divestitures	—	—	—	(7)	—	(2)	(2)	(3)
2017 divestitures depreciation and amortization	—	—	—	1	—	—	1	—
Segment EBITDA Adjusted for 606 and 2017 Divestitures	3	30	26	117	25	37	31	24
2018 divestitures	(6)	(36)	(30)	(117)	(30)	(35)	(29)	(23)
2018 divestitures depreciation and amortization	—	1	—	3	1	1	1	—
Adjusted Segment EBITDA	$ (3)	$ (5)	$ (4)	$ 3	$ (4)	$ 3	$ 3	$ 1
Adjusted EBITDA Margin	*(300.0)%*	*(100.0)%*	*(50.0)%*	*4.0%*	*(36.4)%*	*14.3%*	*15.8%*	*4.2%*

(1) Adjusted for the estimated impact from the adoption of the 606 accounting standard, had it been applicable in FY 2017 and adjusts all periods for divestiture impact. Certain reclassifications have been made to prior year information to conform to current year presentation.

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Non-GAAP Reconciliation: Adj. Free Cash Flow Three Months Ended Nine Months Ended September 30, September 30, (in millions) 2018 2017 2018 2017 Operating Cash Flow $ (30) $ 104 $ 30 $ 64 Cost of additions to land, buildings and equipment (43) (20) (119) (57) Proceeds from sales of land, buildings and equipment — — 12 33 Cost of additions to internal use software (17) (11) (31) (26) Tax payment related to divestitures 30 — 40 — Vendor financed capital leases — — (14) (16) Transaction costs 15 — 19 — Deferred compensation payments and adjustments 13 7 22 11 Adjusted Free Cash Flow $ (32) $ 80 $ (41) $ 9 34

Non-GAAP Reconciliation: Adjusted Cash (in millions) As of September 30, 2018 As of December 31, 2017 Cash and cash equivalents $ 586 $ 658 Deferred compensation payments and adjustments 22 17 Deferred compensation payable (99) (116) Adjusted cash and cash equivalents $ 509 $ 559 35

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